Exhibit 21

RADIOSHACK CORPORATION AND SUBSIDIARIES

List of Significant Subsidiaries

State or Jurisdiction of
Subsidiaries	Incorporation
Tandy Finance Corporation	Delaware
SCK, Inc.	Delaware